================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------

                                   FORM 8-K/A
                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                      ------------------------------------

                      OCTOBER 27, 1997 (OCTOBER 10, 1997)
                Date of Report (Date of earliest event reported)

                             PHILIP SERVICES CORP.
             (Exact name of Registrant as specified in its charter)

          ONTARIO                          1-8368                      NOT APPLICABLE
(State or other jurisdiction      (Commission File Number)      (IRS Employer Identification
     of incorporation)                                                      No.)

  100 KING STREET WEST, P.O. BOX 2440, LCD1, HAMILTON, ONTARIO, CANADA L8N 4J6
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (905) 521-1600

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

================================================================================

                                EXPLANATORY NOTE

     This filing amends the previously filed Form 8-K, dated October 27, 1997 (the "Form 8-K") of Philip Services Corp., an Ontario corporation (the "Company"), and relates to the acquisition by the Company of all the operating assets of the Luria Brothers Division of Connell Limited Partnership. As stated in the Form 8-K, the required financial statements and pro forma financial information would be filed by amendment not later than December 24, 1997.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE PARTNERS OF CONNELL LIMITED PARTNERSHIP:

     We have audited the balance sheet of the Luria Brothers Division ("Luria") of Connell Limited Partnership as of December 31, 1996, and the related statements of income, cash flows, and parent investment for the year then ended. These financial statements are the responsibility of the management of Luria Brothers Division and Connell Limited Partnership. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     As explained in Note 2 of the financial statements, certain of the expenses presented in the financial statements represent intercompany allocations of the costs of services provided to Luria by Connell Limited Partnership. Additionally, the financial statements exclude an allocation of Connell Limited Partnership's interest cost incurred in connection with its investment in Luria and the costs of certain services provided Luria by Connell Limited Partnership's legal and treasury departments. As a result, the financial statements presented may not be indicative of the financial position or results of operations that would have been achieved had Luria operated as a non-affiliated entity.

     In our opinion, the financial statements referred to above present fairly, in all material aspects, the financial position of the Luria Brothers Division of Connell Limited Partnership as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
June 12, 1997

                           LURIA BROTHERS DIVISION OF
                          CONNELL LIMITED PARTNERSHIP

                              STATEMENTS OF INCOME

                          (in thousands of US dollars)

                                                                                       NINE MONTHS
                                                                      YEAR ENDED          ENDED
                                                                     DECEMBER 31,     SEPTEMBER 30,
                                                                         1996             1997
                                                                     ------------     -------------
                                                                                       (UNAUDITED)
Net sales (Note 2)...............................................      $516,843         $ 377,612
Cost of sales (Note 2)...........................................       497,108           364,667
                                                                       --------          --------
Gross profit.....................................................        19,735            12,945
General and administrative expenses..............................         5,037             4,227
                                                                       --------          --------
Operating income.................................................        14,698             8,718
Other expenses (income) -- net...................................           (27)             (127)
                                                                       --------          --------
Division income (Note 2).........................................      $ 14,725         $   8,845
                                                                       ========          ========

    The accompanying notes are an integral part of the financial statements.

                           LURIA BROTHERS DIVISION OF
                          CONNELL LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                         (in thousands of U.S. dollars)


                                                                     DECEMBER 31,     SEPTEMBER 30,
                                                                         1996             1997
                                                                     ------------     -------------
                                                                                       (UNAUDITED)
ASSETS
Current assets:
  Cash...........................................................      $  1,140         $      --
  Receivables (less allowance for doubtful accounts of $825 in
     1997 and $1,645 in 1996)....................................        55,857            66,824
  Inventories, net of adjustments to last-in, first out cost of
     $2,531 in 1997 and $2,278 in 1996 (Notes 2 and 3)...........        10,956             7,409
  Prepaid expenses and other.....................................           444               428
                                                                       --------         ---------
Total current assets.............................................        68,397            74,661
Property, plant and equipment (Note 2)
  Land...........................................................         1,644             1,990
  Building and improvements......................................         4,181             4,185
  Machinery and equipment........................................        25,073            27,360
  Construction in progress.......................................         3,006            12,824
                                                                       --------         ---------
                                                                         33,904            46,359
  Less: accumulated depreciation and amortization................        17,173            18,850
                                                                       --------         ---------
Property, plant and equipment, net...............................        16,731            27,509
                                                                       --------         ---------
TOTAL ASSETS.....................................................      $ 85,128         $ 102,170
                                                                       ========         =========
LIABILITIES AND PARENT INVESTMENT
Current liabilities:
  Accounts payable...............................................      $ 38,512         $  42,979
  Accrued payroll and benefits...................................         2,100             2,502
  Other..........................................................         2,540             2,633
                                                                       --------         ---------
Total current liabilities........................................        43,152            48,114
                                                                       --------         ---------
Commitments and contingencies (Note 7)
Parent Investment................................................        41,976            54,056
                                                                       --------         ---------
TOTAL LIABILITIES AND PARENT INVESTMENT..........................      $ 85,128         $ 102,170
                                                                       ========         =========

    The accompanying notes are an integral part of the financial statements.

                           LURIA BROTHERS DIVISION OF
                          CONNELL LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                         (in thousands of U.S. dollars)

                                                                  YEAR ENDED      NINE MONTHS ENDED
                                                                 DECEMBER 31,       SEPTEMBER 30,
                                                                     1996               1997
                                                                 ------------     -----------------
                                                                                     (UNAUDITED)
Cash flows from operating activities:
  Division income............................................      $ 14,725           $   8,845
  Adjustments to reconcile Division income to net cash
     provided by operating activities:
  Depreciation and amortization..............................         2,820               2,280
  Loss/(gain) on sale of assets..............................           (17)                (19)
  Provision for doubtful accounts............................          (271)
  Changes in operating assets and liabilities:
  Receivables................................................         4,447             (10,967)
  Inventories................................................         1,756               3,547
  Prepaid expenses and other.................................           118                  16
  Accounts payable...........................................         3,342               4,467
  Accrued payroll and benefits...............................          (814)                402
  Other current liabilities..................................          (564)                 93
                                                                    -------             -------
Net cash provided by operating activities....................        25,542               8,664
                                                                    -------             -------
Cash flows from investing activities:
  Additions to property, plant and equipment.................        (6,651)            (13,258)
  Proceeds from sale of property, plant and equipment........           366                 219
                                                                    -------             -------
Net cash used by investing activities........................        (6,285)            (13,039)
                                                                    -------             -------
Net cash flows before financing activities...................        19,257              (4,375)
                                                                    -------             -------
Cash flows from financing activities:
  Net transactions with parent (Note 2)......................       (18,117)              3,235
                                                                    -------             -------
Net cash used by financing activities........................       (18,117)              3,235
                                                                    -------             -------
Net increase in cash.........................................         1,140              (1,140)
Cash, beginning of year......................................             0               1,140
                                                                    -------             -------
Cash, end of year............................................      $  1,140           $       0
                                                                    =======             =======

    The accompanying notes are an integral part of the financial statements.

                           LURIA BROTHERS DIVISION OF
                          CONNELL LIMITED PARTNERSHIP

                        STATEMENTS OF PARENT INVESTMENT

                         (in thousands of U.S. dollars)

                                                                                       NINE MONTHS
                                                                      YEAR ENDED          ENDED
                                                                     DECEMBER 31,     SEPTEMBER 30,
                                                                         1996             1997
                                                                     ------------     -------------
                                                                                       (UNAUDITED)
Parent investment, beginning of year.............................      $ 45,368          $41,976
Division income..................................................        14,725            8,845
Net transactions with parent.....................................       (18,117)           3,235
                                                                       --------          -------
Parent investment, end of year...................................      $ 41,976          $54,056
                                                                       ========          =======

    The accompanying notes are an integral part of the financial statements.

                           LURIA BROTHERS DIVISION OF
                          CONNELL LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS
 (INFORMATION AS AT SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                             30, 1997 IS UNAUDITED)

1.   DESCRIPTION OF BUSINESS:

     Luria Brothers Division (the "Division" or "Luria") is a division of Connell Limited Partnership ("CLP" or "Parent") and is engaged principally in the business of buying, selling and processing ferrous scrap for its own account and for the account of others on a national basis, and in providing on-site mill services to major steel companies.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation and Relationship with Connell Limited Partnership

     The accompanying financial statements present the Division's results of operations and its financial condition as it operated within the Connell Limited Partnership.

     Interest expense associated with CLP's general debt used to finance the acquisitions of all its businesses and interest associated with CLP's additional investment in Luria have not been allocated to the Division's financial statements.

     Certain expenses associated with insurance, benefit costs and professional fees represent allocations and management's estimates of costs incurred by CLP and are included in the financial statements. These costs approximated $1,600,000 for the nine months ended September 30, 1997 and $2,000,000 for the year ended December 31, 1996. As the division maintains its own finance, administrative, human resource, management information systems, and facilities functions, no allocation of general CLP office functions has been made. Management of external legal counsel activities and certain legal agreement preparation and treasury activities have historically been performed by CLP as the division does not maintain these resources. The accompanying financial statements do not reflect an allocation of these costs as they are viewed by management to be immaterial to Luria's financial statements.

     Cash and short-term investment activities pertaining to the Division are included in CLP's centralized cash management system. As such, the Division's principal operating cash receipts and disbursements are transacted through CLP's consolidated debt facility and reflected in "net transactions with parent" in the accompanying financial statements.

     These financial statements are intended to present management's estimates of the results of operations and financial condition of the Division as a stand-alone entity for the periods presented.

     Considering the above factors, the financial statements presented may not be indicative of the financial position or results of operations that would have been achieved had Luria operated as a non-affiliated entity.

Management's Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual amounts could differ from those estimates.

Revenue Recognition and Brokerage Transactions

     Revenue from steel brokerage and yard sales is recorded as products are shipped. Mill service revenue is recorded as services are performed.

                           LURIA BROTHERS DIVISION OF
                          CONNELL LIMITED PARTNERSHIP

                     NOTES TO FINANCIAL STATEMENTS (CONT'D)
 (INFORMATION AS AT SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                             30, 1997 IS UNAUDITED)

     Revenue on steel brokerage transactions is recorded at the contracted amounts and approximated $261 million for the nine months ended September 30, 1997 and $350 million for the year ended December 31, 1996.

     Included in cost of sales are selling, general and administrative expenses associated with brokerage transactions. These costs approximated $2,668,000 for the nine months ended September 30, 1997 and $3,320,000 for the year ended December 31, 1996.

Inventories

     Inventories are recorded at the lower of cost or market. The last-in, first-out (LIFO) method is used to determine the cost of all inventories, except for supplies for which the first-in, first-out (FIFO) method is used.

Parent Investment

     Parent investment includes CLP's equity and debt investment in Luria, cash activity transacted through CLP's centralized cash management system and allocations of certain expenses from CLP.

Property, Plant and Equipment

     Property, plant and equipment are stated at cost.

     Depreciation of property, plant and equipment is computed using the straight-line method based on estimates of useful lives. Leasehold improvements are amortized over the lessor of the lease term or their estimated useful lives using the straight-line method. Additions, improvements and major rebuilds are capitalized.

Pensions

     CLP maintains defined benefit plans and has determined pension expense for Luria in accordance with the requirements of Statements of Financial Accounting Standards No. 87 -- "Employers' Accounting for Pensions."

Postretirement Health Care and Life Insurance

     The Division provides postretirement health care and life insurance benefits for certain employees and retirees. Expenses associated with these benefits have been determined in accordance with Statement of Financial Accounting Standards (SFAS) No. 106, "Employers's Accounting for Postretirement Benefits Other Than Pensions".

Income Taxes

     No provision for federal and state income taxes has been recorded in the financial statements as the Division's earnings are generally taxed directly to the partners of CLP.

Environmental Matters

     Remediation costs are accrued based on estimates of known environmental remediation exposure of known environmental exposure. Such accruals are recorded even if significant uncertainties exist over the ultimate cost of the remediation and therefore such estimates are subject to change as additional information

                           LURIA BROTHERS DIVISION OF
                          CONNELL LIMITED PARTNERSHIP

                     NOTES TO FINANCIAL STATEMENTS (CONT'D)
 (INFORMATION AS AT SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                             30, 1997 IS UNAUDITED)

becomes available. Ongoing environmental compliance costs, including maintenance and monitoring costs, are expensed as incurred (See Note 7).

Concentration of Credit Risk

     The financial instruments that potentially subject the Division to credit risk consist primarily of accounts receivable. Most of the Division's customers are companies that operate in the steel industry. Credit risk with respect to trade accounts receivable is generally diversified due to the large number of entities comprising the customer base and their dispersion across many geographic areas. Luria performs ongoing credit evaluations of its customers' financial condition. In addition, during 1997 and 1996, the Division's receivables were covered under the credit insurance policies maintained by CLP.

3.   INVENTORIES:

     Inventories consisted of the following at December 31, 1996 and September 30, 1997 ($ in thousands):

                                                                     DECEMBER 31,     SEPTEMBER 30,
                                                                         1996             1997
                                                                     ------------     -------------
Supplies.........................................................      $    631          $   767
Metals for reprocessing..........................................        10,325            6,642
                                                                        -------           ------
Total............................................................      $ 10,956          $ 7,409
                                                                        =======           ======

     If the FIFO cost method had been used, Division income for the year ended December 31, 1996 would have been lower by $2,520,000 and for the nine months ended September 30, 1997 would have been higher by $253,000.

     During 1996 certain inventories were reduced, resulting in the liquidation of LIFO inventory layers carried at lower costs prevailing in prior years as compared with the current cost of inventory. The effect of this inventory liquidation was to reduce cost of sales and increase Division income in 1996 by approximately $276,000.

     On a FIFO cost basis, reported year-end inventories would have been higher by $2,278,000 on December 31, 1996 and $2,531,000 on September 30, 1997.

4.   FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The carrying amounts reported in the balance sheets for cash, receivables, accounts payable and certain other current liabilities approximate fair value because of the immediate or short-term nature of these financial instruments.

5.   EMPLOYEE BENEFIT PLANS:

Pension Plans

     The Division is part of CLP's defined benefit cash balance pension plan covering substantially all salaried, non-union employees. CLP's funding policy is to contribute, at a minimum, the statutory required amounts.

     Luria also maintains a defined benefit pension plan for hourly-compensated employees covered under a collective bargaining agreement. Luria's expense under these plans approximated $131,000 for the nine months ended September 30, 1997 and approximated $152,000 for the year ended December 31, 1996.

                           LURIA BROTHERS DIVISION OF
                          CONNELL LIMITED PARTNERSHIP

                     NOTES TO FINANCIAL STATEMENTS (CONT'D)
 (INFORMATION AS AT SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                             30, 1997 IS UNAUDITED)

     CLP has not performed a separate actuarial calculation of the funded status of the defined benefit cash balance pension plan for the Division.

     Luria also makes contributions to certain multiemployer plans as determined by various collective bargaining agreements. Luria's expense under these plans approximated $424,000 for the nine months ended September 30, 1997 and approximated $554,000 for the year ended December 31, 1996.

Profit-Sharing and Savings, and Management Incentive Plans

     The Division also participates in CLP's defined contribution profit-sharing and savings plan for certain nonunion hourly and all salaried employees, and incentive compensation plans for certain management personnel. Luria's expense under these plans approximated $576,000 for the nine months ended September 30, 1997 and approximated $557,000 for the year ended December 31, 1996.

     Certain key Division personnel are covered by CLP's long-term management incentive program. Costs attributed to Luria under this plan approximated $167,000 for the nine months ended September 30, 1997 and approximated $104,000 for the year ended December 31, 1996 and are excluded from the Division's financial statements as this liability is retained by CLP.

Postretirement Health Care and Life Insurance Benefits

     Luria provides postretirement health care and life insurance benefits for certain employees and retirees. Postretirement health care and life insurance expense plan approximated $72,000 for the nine months ended September 30, 1997 and approximated $96,000 for the year ended December 31, 1996.

     Accrued postretirement benefit costs under these plans approximated $33,000 for the nine months ended September 30, 1997 and approximated $44,000 for the year ended December 31, 1996.

     Luria's unfunded accumulated postretirement health care and life insurance benefits obligation approximated $600,000 at September 30, 1997 and December 31, 1996. The accumulated postretirement benefit obligation was determined using a discount rate of 7.5%. The health care cost trend rates were assumed to be 8.5%, gradually declining to 5% in 2003. CLP has capped Luria's future contributions to postretirement benefit costs at the 1993 level. As a result, management believes that any change in the assumed health care cost trend rate will not have a material impact on the Division's postretirement benefit costs.

6.   LEASES:

     The Division leases equipment and real property in the normal course of business under various operating leases. Lease agreements frequently include renewal options and require that Luria pay for utilities, taxes, insurance and maintenance expenses. Rental expense associated with operating leases for the year ended December 31, 1996 approximated $2,720,000 and for the nine months ended September 30, 1997 approximated $2,061,000.

                           LURIA BROTHERS DIVISION OF
                          CONNELL LIMITED PARTNERSHIP

                     NOTES TO FINANCIAL STATEMENTS (CONT'D)
 (INFORMATION AS AT SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED SEPTEMBER
                             30, 1997 IS UNAUDITED)

     Minimum rental commitments under leases having an initial or remaining noncancelable term in excess of twelve months are as follows ($ in thousands):

1998............................................................................    $    962
1999............................................................................         766
2000............................................................................         716
2001............................................................................         423
2002 and subsequent.............................................................         596
                                                                                    --------
                                                                                    $  3,463
                                                                                    ========

7.   COMMITMENTS AND CONTINGENCIES:

     The Division is subject to various liabilities resulting from transactions arising in the ordinary course of business and is involved in claims and legal proceedings in which damages and other remedies are sought. There are also potential claims and liabilities under federal and state laws and regulations related to environmental matters, including Superfund. In the opinion of management, after review with counsel, the eventual disposition of these matters will not have a material adverse effect on Luria's financial position.

(B) PRO FORMA FINANCIAL INFORMATION.

                             PHILIP SERVICES CORP.

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

           (thousands of dollars, except share and per share amounts)

                                                                                                                    PRO FORMA
                                                                             RECLASSIFICATION                      AS ADJUSTED
                                 HISTORICAL                                      ENTRIES         ADJUSTMENTS         FOR THE
                                   PHILIP         ALLWASTE        LURIA          (NOTE 4)         (NOTE 5)      LURIA ACQUISITION
                                 ----------    --------------    --------    ----------------    -----------    -----------------
Revenue.......................   $1,125,510       $194,485       $377,612       $ (261,000)       $      --        $ 1,436,607
Operating expenses............      910,255        144,239        364,667         (263,160)              --          1,156,001
Selling, general and
  administrative..............       81,848         37,945          4,227          (18,160)              --            105,860
Depreciation and
  amortization................       35,288             --             --           20,320            7,477             63,085
                                 ----------       --------       --------        ---------       ----------         ----------
Income from operations........       98,119         12,301          8,718               --           (7,477)           111,661
Interest expense..............       27,052          4,947             --               --            9,300             41,299
Other income and expense --
  net.........................       (5,341)        (1,819)          (127)              --               --             (7,287)
                                 ----------       --------       --------        ---------       ----------         ----------
Earnings before tax...........       76,408          9,173          8,845               --          (16,777)            77,649
Income taxes..................       23,666          4,148             --               --           (4,111)            23,703
Minority interest.............           --            138             --               --               --                138
                                 ----------       --------       --------        ---------       ----------         ----------
Net Earnings..................   $   52,742       $  4,887       $  8,845       $       --        ($ 12,666)       $    53,808
                                 ==========       ========       ========        =========       ==========         ==========
Primary earnings per share....   $     0.68                                                                        $      0.56
                                 ==========                                                                         ==========
Fully diluted earnings per
  share.......................   $     0.67                                                                        $      0.55
                                 ==========                                                                         ==========
Weighted average number of
  common shares outstanding
  (000's) (Note 6)............       77,844                                                                             95,776
                                 ==========                                                                         ==========

                             PHILIP SERVICES CORP.

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

           (thousands of dollars, except share and per share amounts)

                                                                          PRO                         RECLASSIFICATION
                    HISTORICAL                                   NOTE    FORMA                            ENTRIES       ADJUSTMENTS
                      PHILIP     LUNTZ    INSTEL   ADJUSTMENTS    2      PHILIP   ALLWASTE   LURIA        (NOTE 4)       (NOTE 5)
                    ----------  --------  -------  -----------  ------  --------  --------  --------  ----------------  -----------
Revenue............  $545,344   $123,541  $99,014    $11,133        a   $779,032  $383,274  $516,843     $ (350,000)     $      --
Operating
 expenses..........   413,013    107,636   84,369     12,153    a,b,d    617,171   287,809   497,108       (352,917)            --
Selling, general
 and
 administrative....    56,063      8,649    5,485        585        a     70,782    76,200     5,037        (30,699)            --
Depreciation and
 amortization......    24,225      2,665      699      1,505        b     29,094        --        --         33,616         11,675
                     --------   --------  -------   --------            --------  --------  --------     ----------       --------
Income from
 operations........    52,043      4,591    8,461     (3,110)             61,985    19,265    14,698             --        (11,675)
Interest expense...    16,263        711       --      6,000        c     22,974     9,505        --             --         12,400
Other income and
 expense -- net....    (3,456)      (435)     332         --              (3,559)   (3,206)      (27)            --             --
                     --------   --------  -------   --------            --------  --------  --------     ----------       --------
Earnings (loss)
 from continuing
 operations before
 tax...............    39,236      4,315    8,129     (9,110)             42,570    12,966    14,725             --        (24,075)
Income taxes.......    10,098      1,796    2,800     (2,814)             11,880     6,313        --                        (4,531)
Minority
 interest..........        --         --       --         --                  --      (101)       --             --
                     --------   --------  -------   --------            --------  --------  --------     ----------       --------
Net Earnings.......  $ 29,138   $  2,519  $ 5,329    $(6,296)           $ 30,690  $  6,754  $ 14,725     $       --      $ (19,544)
                     ========   ========  =======   ========            ========  ========  ========     ==========       ========
Primary earnings
 per share.........  $   0.58
                     ========
Fully diluted
 earnings per
 share.............  $   0.51
                     ========
Weighted average
 number of common
 shares outstanding
 (000's) (Note
 6)................    50,073
                     ========

                       PRO FORMA AS
                       ADJUSTED FOR
                            THE
                     LURIA ACQUISITION
                     -----------------
Revenue............     $ 1,329,149
Operating
 expenses..........       1,049,171
Selling, general
 and
 administrative....         121,320
Depreciation and
 amortization......          74,385
                         ----------
Income from
 operations........          84,273
Interest expense...          44,879
Other income and
 expense -- net....          (6,792)
                         ----------
Earnings (loss)
 from continuing
 operations before
 tax...............          46,186
Income taxes.......          13,662
Minority
 interest..........            (101)
                         ----------
Net Earnings.......     $    32,625
                         ==========
Primary earnings
 per share.........     $      0.43
                         ==========
Fully diluted
 earnings per
 share.............     $      0.42
                         ==========
Weighted average
 number of common
 shares outstanding
 (000's) (Note
 6)................          75,351
                         ==========


                             PHILIP SERVICES CORP.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS AT SEPTEMBER 30, 1997

                             (thousands of dollars)

                                            ASSETS         NET                                        PRO FORMA
                                           PURCHASE       LURIA                     PRO FORMA        AS ADJUSTED
                               LURIA      ADJUSTMENTS     ASSETS     HISTORICAL    ADJUSTMENTS         FOR THE
                              DIVISION    (NOTE 3(D))    PURCHASED     PHILIP       (NOTE 3)      LURIA ACQUISITION
                              --------    -----------    --------    ----------    -----------    -----------------
ASSETS
Current assets
  Cash and equivalents.....   $     --      $(4,765)     $  4,765    $   58,771     $       --        $  63,536
  Accounts receivable......     66,824         (720)       67,544       458,779             --          526,323
  Inventory for resale.....      7,409       (1,982)        9,391       300,777             --          310,168
  Other current assets.....        428          207           221        80,343             --           80,564
                              --------      -------      --------    ----------     ----------       ----------
                                74,661       (7,260)       81,921       898,670             --          980,591
Fixed assets...............     27,509          584        26,925       553,329          7,028          587,282
Goodwill...................         --           --            --       748,232        101,130          849,362
Other assets...............         --           --            --       153,828          2,600          156,428
                              --------      -------      --------    ----------     ----------       ----------
                              $102,170      $(6,676)     $108,846    $2,354,059     $  110,758       $2,573,663
                              ========      =======      ========    ==========     ==========       ==========
LIABILITIES AND
  SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable and
     accrued liabilities...   $ 48,114      $ 1,979      $ 46,135    $  339,660     $    4,236        $ 390,031
  Current maturities of
     long-term debt........         --           --            --        11,775             --           11,775
                              --------      -------      --------    ----------     ----------       ----------
                                48,114        1,979        46,135       351,435          4,236          401,806
Long-term debt.............         --           --            --       871,656        161,169        1,032,825
Deferred income taxes......         --           --            --        29,375             --           29,375
Other liabilities..........         --           --            --        78,413          8,064           86,477
Shareholders' Equity.......     54,056       (8,655)       62,711     1,023,180        (62,711)       1,023,180
                              --------      -------      --------    ----------     ----------       ----------
                              $102,170      $(6,676)     $108,846    $2,354,059     $  110,758       $2,573,663
                              ========      =======      ========    ==========     ==========       ==========

                             PHILIP SERVICES CORP.

       NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

           (thousands of dollars, except share and per share amounts)

1.   BASIS OF PRESENTATION

     The unaudited pro forma consolidated balance sheet and statement of earnings present the financial position of Philip as at September 30, 1997 and results of its operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 as if the acquisitions discussed in Notes 2 and 3 below had occurred at the beginning of the year ended December 31, 1996. These pro-forma consolidated financial statements have been prepared on the basis of U.S. GAAP.

     The unaudited pro forma statement of earnings for the year ended December 31, 1996 was prepared by combining the following:

     - the unaudited pro forma statement of earnings of Philip, which includes the significant acquisitions completed during the fiscal year ended December 31, 1996 and the nine months ended September 30, 1997 (Note 2), and

     - the audited statement of earnings of Luria for the year ended December 31, 1996.

     The unaudited pro forma statement of earnings for the nine months ended September 30, 1997 was prepared by combining the following:

     - the unaudited pro forma statement of earnings of Philip for the nine months ended September 30, 1997, which includes the significant acquisitions completed during the nine months ended September 30, 1997 (Note 2), and

     - the unaudited statement of earnings of Luria for the nine months ended September 30, 1997.

     The unaudited pro forma consolidated balance sheet at September 30, 1997 was prepared by combining the unaudited balance sheet of Philip as at September 30, 1997 and the unaudited balance sheet of Luria as at September 30, 1997 as adjusted for the accounting for the acquisition and the assets not purchased by Philip.

     The pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Luria included elsewhere in this filing and the historical consolidated financial statements of Philip, Allwaste, Intsel and Luntz included in the S-1 filing dated November 6, 1997.

     Certain figures from the Allwaste, Intsel, Luntz and Luria consolidated financial statements have been reclassified to conform with the basis of presentation used by Philip in preparing Philip's Consolidated Financial Statements.

     The acquisition of Luria assets has been accounted for using the purchase method of accounting.

     The pro forma consolidated financial statements do not purport to be indicative of the financial position of Philip or the results of operations that might have occurred, had the acquisitions been concluded on January 1, 1996, nor are they necessarily indicative of future results.

2.   ACQUISITIONS PRIOR TO SEPTEMBER 30, 1997

     Statement of Earnings:

     The audited consolidated statement of earnings of Philip for the year ended December 31, 1996 and for the nine months ended September 30, 1997, was adjusted to include the acquisitions of Allwaste, Intsel and Luntz as if they had occurred on January 1, 1996 as follows:

     (i) the results of operations of Luntz for the period from January 1, 1996 to the date of acquisition, which was December 23, 1996, have been included in the unaudited pro forma consolidated statement of earnings for the year ended December 31, 1996; and

                             PHILIP SERVICES CORP.

       NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     (thousands of dollars, except share and per share amounts) -- (cont'd)

     (ii) the results of operations of Intsel for the period from January 1, 1996 to the date of acquisition, which was September 27, 1996, have been included in the unaudited pro forma consolidated statement of earnings for the year ended December 31, 1996; and

     (iii) the results of operations of Allwaste for the period from December 1, 1995 to November 30, 1996 have been included in the unaudited pro forma consolidated statement of earnings for the year ended December 31, 1996 and the results of operations for the period from December 1, 1996 to May 31, 1997 have been included in the unaudited pro forma consolidated statement of earnings for the nine months ended September 30, 1997. Actual results of operations of Allwaste have been included in the historical Philip results of operations since July 31, 1997, which was the date of the acquisition.

     The pro forma consolidated statement of earnings of Philip ("Pro Forma Philip") incorporates the following pro forma assumptions:

     (a) actual revenue and expenses for the month of December 1996 for Luntz have been recorded as an adjustment in order to reflect a full 12 month period in the pro forma consolidated statement of earnings. The effect of this adjustment is to record additional revenue of $11,133, operating expenses of $10,248, and selling, general and administrative expenses of $585;

     (b) the amortization of goodwill and other intangibles and the depreciation of the incremental fair market value increases relating to the acquisitions have been included in the pro forma consolidated statement of earnings from January 1, 1996 at rates consistent with those disclosed in Note 1 to the Consolidated Financial Statements of the Company. The amortization of goodwill was increased by approximately $1,500 for the year ended December 31, 1996 and operating expenses were increased by approximately $500 as a result of this adjustment for the year ended December 31, 1996;

     (c) interest on increased borrowings necessary to finance the acquisitions has been included from January 1, 1996 for the acquisitions of Luntz and Intsel. This adjustment increased interest expense by $6,000 for the year ended December 31, 1996; and

     (d) inventory for resale is valued on the last-in-first-out or "LIFO" basis of accounting in the historical financial statements of Luntz. To be consistent with the accounting policies employed by Philip, the basis of accounting for inventory for resale has been adjusted to reflect the lower of average cost and net realizable value. As a result, operating expenses have increased by $1,388 for the year ended December 31, 1996.

     Balance Sheet:

     The historical consolidated balance sheet for Philip includes the balance sheets of Allwaste, Intsel and Luntz as at September 30, 1997 and, therefore, separate balance sheets for these companies are not included.

                             PHILIP SERVICES CORP.

       NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     (thousands of dollars, except share and per share amounts) -- (cont'd)

3.  ACQUISITION OF LURIA

     The acquisition of Luria assets has been accounted for using the purchase method of accounting. The purchase price for the acquisition has been calculated as follows:

                                                                                          NOTE
                                                                                          ----
Cash payment.............................................................    $161,169
Accruals for environmental liabilities...................................       8,064      3a
Transaction costs........................................................       1,019      3b
Other accruals...........................................................       3,217      3b
                                                                             --------
                                                                              173,469
Book value of net assets acquired........................................      62,711
                                                                             --------
Excess of purchase price over book value.................................    $110,758
                                                                             ========
Allocated to:
  Fixed assets...........................................................    $  7,028      3a
  Non-compete agreements.................................................       2,600      3a
  Goodwill...............................................................     101,130
                                                                             --------
                                                                             $110,758
                                                                             ========

(a) The fair value of net assets acquired was determined as follows:

     (i) Receivables -- were recorded at amounts to be recovered less allowances for uncollectible amounts;

     (ii) Fixed assets -- were recorded at current replacement cost as determined by an independent expert

     (iii) Non-compete agreements (Other assets) -- was recorded at management's best estimate as to the potential cost of immediate competition

     (iv) Inventory -- was valued to reflect the lower of average purchase cost and net realizable value

     (v)   Other current assets -- were recorded at cost

     (vi) Accounts payable and accrued liabilities -- were recorded at the present value of amounts to be paid

     (vii) Accruals for environmental liabilities -- were recorded at current cost as determined by an independent expert

     (viii)Long-term debt -- was not acquired as part of the purchase

(b) Transaction costs such as fees for financial advisors, registration fees, printing and travel costs have been included in the purchase price and recorded in accounts payable and accrued liabilities in the Pro Forma Balance Sheet. Other accruals for new signage, severance of Luria employees and other change in ownership related expenditures have been included in the purchase price and recorded in accounts payable and accrued liabilities in the Pro Forma Balance Sheet.

                             PHILIP SERVICES CORP.

       NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     (thousands of dollars, except share and per share amounts) -- (cont'd)

(c) The adjustment to record the purchase accounting of Luria as at September 30, 1997 is as follows:

                                                                                    DR(CR)
                                                                                   ---------
    Fixed assets...............................................................    $   7,028
    Goodwill...................................................................      101,130
    Other assets...............................................................        2,600
    Accounts payable and accrued liabilities...................................       (4,236)
    Long-term debt.............................................................     (161,169)
    Other liabilities..........................................................       (8,064)
    Share capital..............................................................       62,711
                                                                                   ---------
                                                                                   $      --
                                                                                   =========

(d) The adjustment to record the removal of assets in Luria not purchased by Philip is as follows:

                                                                                     DR(CR)
                                                                                     -------
    Cash and equivalents.........................................................    $ 4,765
    Accounts receivable..........................................................        720
    Inventory for resale.........................................................      1,982
    Other current assets.........................................................       (207)
    Fixed assets.................................................................       (584)
    Accounts payable and accrued liabilities.....................................      1,979
    Shareholders' Equity.........................................................     (8,655)
                                                                                     -------
                                                                                     $    --
                                                                                     =======

4.   RECLASSIFICATION ENTRIES

     Reclassification entries have been made to disclose information in the statement of earnings for Luria and Allwaste on a basis consistent with the historical Consolidated Financial Statements of the Company. Specifically, brokerage sales in Luria of $350,000 for the year ended December 31, 1996 and $261,000 for the nine months ended September 30, 1997 have been reclassified from revenue to operating expenses. Depreciation and amortization expenses amounting to $33,616 for the year ended December 31, 1996 and $20,320 for the nine months ended September 30, 1997 have been reclassified from operating expenses and selling, general and administrative expenses to a separate line disclosure format. Items such as supervisory wages and benefits, rent, utilities, business and realty taxes, and repairs of operating facilities which amounted to $25,968 for the year ended December 31, 1996 and $14,468 for the nine months ended September 30, 1997 have been reclassified from selling, general and administrative expenses to operating expenses, consistent with the Company's historical consolidated statement of earnings.

5.   PRO FORMA ADJUSTMENTS

     (a) Amortization of goodwill has been recorded in the pro forma statement of earnings based on the allocation of the purchase price as discussed in Note 3 above. Goodwill will be amortized on a straight-line basis over 40 years.

                             PHILIP SERVICES CORP.

       NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     (thousands of dollars, except share and per share amounts) -- (cont'd)

     (b) Depreciation expense in the pro forma statement of earnings is based on the following estimated useful lives:

         Buildings and Improvements...........................................    20-40 years
         Machinery and Equipment..............................................     3-20 years

     (c) Interest expense in the pro forma statement of earnings is based on an assumed cost of funds of 8% on long-term borrowings required to fund the acquisition.

     (d) The provision for income taxes on the adjustments has been calculated as follows:

                                                                                       NINE MONTHS
                                                                       YEAR ENDED         ENDED
                                                                      DECEMBER 31,    SEPTEMBER 30,
                                                                          1996            1997
                                                                      ------------    -------------
Luria pre-tax income at a rate of 37.5%...........................      $  5,521         $ 3,316
Pre-tax income on adjustments (net of non-taxable goodwill on
  Allwaste purchase) at a rate of 37.5%...........................        (6,084)         (4,563)
Net tax benefit on interest expense incurred in foreign
  jurisdictions...................................................        (3,968)         (2,864)
                                                                         -------         -------
Total.............................................................      $ (4,531)        $(4,111)
                                                                         =======         =======

6.   PRO FORMA WEIGHTED AVERAGE COMMON SHARES OUTSTANDING

     Pro Forma weighted average number of common shares outstanding has been computed as follows (in thousands):

Year ended December 31, 1996
Historical Philip weighted number of common shares outstanding.....................   50,073
Effect of recording the equity transactions at the beginning of the period:
Shares issued for acquisitions prior to December 31, 1996..........................    2,222
Shares issued for Allwaste.........................................................   23,056
                                                                                      ------
Pro Forma weighted average number of common shares outstanding.....................   75,351
                                                                                      ======
Nine months ended September 30, 1997
Historical Philip weighted number of common shares outstanding.....................   77,844
Effect of recording the equity transactions at the beginning of the period:
Shares issued for Allwaste.........................................................   23,056
Less Allwaste weighting included in September 30, 1997 historical Philip weighted
  number of shares outstanding since acquisition on July 31, 1997..................   (5,124)
                                                                                      ------
Pro Forma weighted average number of common shares outstanding.....................   95,776
                                                                                      ======

7.   NON-RECURRING COSTS

     Philip expects that it will incur non-recurring costs relating to severance, relocation and other integration costs. These costs are not quantifiable at this time.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                          PHILIP SERVICES CORP.

                                          By:        /s/ COLIN SOULE
                                            ------------------------------------
                                                  Executive Vice President
                                                    and General Counsel

     Date: December 24, 1997